SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) January 5, 2004

NII HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-32421 (Commission File Number)	91-1671412 (IRS Employer Identification No.)

10700 Parkridge Boulevard, Suite 600 Reston, Virginia (Address of Principal Executive Offices)	20191 (Zip Code)

Registrant’s telephone number, including area code: (703) 390-5100

(Former name or former address, if changed since last report)

Item 12.  Results of Operations and Financial Condition.

     The following information is being furnished pursuant to Item 12 of this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12 (a)(2) of the Securities Act of 1933, as amended. In addition, the furnished information shall not be deemed to be incorporated by reference in any of our filings with the U.S. Securities and Exchange Commission, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

     On January 5, 2004, we issued a press release reaffirming previously released financial guidance and increasing our guidance for net subscriber growth for the year ended December 31, 2003. A copy of the press release is being furnished as Exhibit 99.1 and is incorporated by reference into Item 12 of this report.

     The Exhibit to this report is as follows:

Exhibit No.	Description

99.1	Press Release dated January 5, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC.
(Registrant)
Date: January 5, 2004	By:	/s/ ROBERT J. GILKER

Robert J. Gilker Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release Dated January 5, 2004.